EXHIBIT 23.1


                 [Letterhead of Ryder Scott Company]


As independent petroleum engineers, we hereby consent to the reference in this Form 10-K of Apache Offshore Investment Partnership to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Offshore Investment Partnership as of January 1, 1997.



                                           							Ryder Scott Company
                                           							Petroleum Engineers


Houston, Texas
March 24, 1997

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